Exhibit T3A.2.22

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 10:50 AM 10/29/1992
923035076 - 2314239

CERTIFICATE OF INCORPORATION

OF

K & B DRUGS, INCORPORATED

I.

The name of the corporation is K & B Drugs, Incorporated.

II.

The address of its registered office in Delaware is 902 Market Street, 13th Floor, Wilmington, New Castle County, Delaware 19801.

The name of the registered agent at such address is the corporation itself.

III.

The objects and purposes for which this corporation is formed, and the nature of the business to be carried on by it, are hereby specified and declared to be to enter into any business lawful under the laws of the State of Delaware, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the General Corporation Law of Delaware may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

IV.

A.)            The total authorized number of common shares of this corporation is one hundred twenty thousand (120,000) shares, without nominal or par value, of two classes, consisting of sixty thousand (60,000) shares of Class “A” Common Stock and sixty thousand (60,000) shares of Class “B” Common Stock.

B.)            Each share of Class “A” Common Stock and of Class “B” Common Stock shall participate equally in the profits and in the assets of the corporation, but all of the voting powers of the corporation shall be vested in the Class “A” Common Stock, and no voting right shall be vested in the Class “B” Common Stock; nor shall the holders of the Class “B” Common Stock have any voice or vote in the management of the corporation, nor in any proceeding requiring the affirmative vote or assent of stockholders.

C.)            No holder of any Class of Stock of this corporation shall be entitled to purchase or subscribe for any part of any unissued stock of any Class of this corporation, or of any additional stock of any Class to be issued by reason of any increase in the authorized Capital Stock, or of the number of shares of any Class of Stock of this corporation. Subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time outstanding, any such unissued stock of any Class or any such additional stock of any Class may be issued and disposed of by the Board of Directors, to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in their discretion, determine, without offering thereof to the stockholders of any Class then of record on the same terms or on any terms.

D.)            This corporation may receive in payment of any of its shares of stock authorized by these Articles cash and/or other property, corporeal or incorporeal, and/or services actually rendered to this corporation, as may be determined from time to time by the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time outstanding, and authority to determine the character and value of all such consideration is hereby conferred on the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time outstanding. Any and all shares for which the consideration, determined pursuant to the foregoing provisions, has been paid, delivered and/or rendered to the corporation shall be fully paid stock, and shall be wholly non-assessable.

E.)             No holder of Class “A” Common Stock of this corporation shall sell or otherwise dispose of any of his Class “A” Common Stock, except to another Class “A” Common stockholder of record, unless he first shall have received a bona fide cash offer in writing for the Class “A” Common Stock proposed to be sold or otherwise disposed of, and shall have offered such Class “A” Common Stock to the other Class “A” Common Stockholders, in writing, at the price set forth in said bona fide cash offer. Such offer to the other Class “A” Common Stockholders, which shall state the name and address of the proposed transferee, shall be transmitted through the Secretary of this corporation. Nothing herein shall restrict the right of a shareholder to donate, during his lifetime, his Common Stock to any person, and nothing herein shall restrict the right of a shareholder to dispose of his Common Stock by way of last will and testament or by the law of inheritance and descent.

F.)             The other Class “A” Common Stockholders then of record shall have twenty (20) days from the date the Secretary of this corporation receives said offer to accept or reject said offer. In the event that the offer is accepted, the other Class “A” Common Stockholders then of record, or so many of them as wish to avail themselves of the opportunity to purchase, shall determine among themselves the distribution of the Class “A” Common Stock to be purchased; and in the event of their inability to determine, it shall be distributed and taken by such other Class “A” Common Stockholders in proportion to the number of shares of Class “A” Common Stock held of record by them respectively. In any event, if any or all of the other Class “A” Common Stockholders elect to accept the purchase of the stock tendered in the above manner, their acceptance must be for all of the Class “A” Common Stock so offered. If all of the Class “A” Common Stock so offered is not acquired by other Class “A” Common Stockholders, then the corporation shall have forty (40) days from the date the Secretary of this corporation receives said offer to accept or reject said offer. The corporation’s acceptance must be for all of the Class “A” Common Stock so offered. If the offer is rejected by the other Class “A” Common Stockholders and the corporation, the Class “A” Common Stock involved may be transferred, but only to the person named in the offer as the proposed transferee, at the price therein stated.

G.)             The foregoing provisions shall apply not only to every voluntary sale or other disposition by any owner of Class “A” Common Stock of this corporation, but also to every other sale or other disposition, whether to foreclose a pledge, satisfy an execution, or otherwise.

H.)            Anything herein contained to the contrary notwithstanding, the provisions of Paragraphs E, F and G of this Article shall not prevent the sale or other disposition by any stockholder of any of his shares to the corporation and the purchase or other acquisition thereof by the corporation, it being understood that the provisions of Paragraphs E, F and G of this Article shall not be applicable to or prevent such a transaction or transactions.

I.)              Anything herein contained to the contrary notwithstanding, the provisions of Paragraph E, F and G of this Article shall not be applicable in the case of the sale or other disposition in one transaction, by a Class “A” Common Stockholder or two or more Class “A” Common Stockholders acting together, holding more than fifty per cent (50%) of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding.

J.)             Cash, property, or share dividends, and shares issuable to stockholders in connection with a reclassification of stock, that are not claimed by the stockholders entitled thereto within a reasonable time, not less than one year in any event, after the dividend became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or deliver the certificate for the shares to such stockholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation’s obligation to pay such dividend or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of Class “A” Common Stock of this corporation at the time outstanding, may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend, or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this provision, to the entity that would be entitled thereto had such reversion not occurred.

V.

A.)            All the corporate powers of this corporation shall, subject to the limitations, restrictions, or reservations herein contained and such as may be provided in the By-Laws, be vested in, and the business and affairs of this corporation shall be managed by, the Board of Directors. The number of Director shall be determined from time to time by the By-Laws or by the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding. Directors need not be stockholders.

B.)            Directors shall be elected annually at a general meeting of Class “A” Common Stockholders to be held on a date, time, place and manner each year, to be determined from time to time by the By-Laws or by the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding. The holders of a majority of the number of outstanding shares of Class “A” Common Stock, present in person or represented by proxy, shall constitute a quorum at any meeting of Class “A” Common Stockholders, unless the presence or representation of a larger number shall be required by law or by these Articles, and in those cases the presence or representation of the number so required shall constitute a quorum.

C.)            Written notice of the time, place and purpose of such meeting of Class “A” Common Stockholders and of all other stockholders’ meetings shall be given to all the stockholders entitled to vote thereat not more than sixty nor less than ten days prior to the day named for the meeting by placing the same in the United States mail, postage prepaid, addressed to each such stockholder entitled to vote thereat at his last known address unless other and/or longer notice of any such meeting is required by law, in which case notice of such meeting shall also conform to the provisions of law. No notice need be given to any stockholder not registered as such on the books of the corporation, or who became registered as such on or after the date upon which notice of a meeting of stockholders was mailed. A failure to elect directors on the date above specified shall not dissolve the corporation, nor impair its corporate existence or management, but the directors then in office shall remain in office until their successors shall have been duly elected and qualified.

D.)            A majority of the directors shall constitute a quorum for the transaction of any business, unless the By-Laws provide that a larger or smaller number of directors shall be necessary to constitute a quorum.

E.)             In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

1.)           To make, alter, amend and repeal the By-Laws of the corporation, including By-Laws fixing the qualifications of the directors, and/or fixing and/or increasing their compensation, subject to the power of the Class “A” Common Stockholders to change or repeal the By-Laws so made.

2.)           To borrow money and to authorize and cause to be executed mortgages and other liens upon the real and personal property of the corporation.

3.)           To enter into Stock Option Agreements with any or all of the executive employees of the corporation, and/or to establish one or more Stock Option Plans, whereby executive employees may be granted options to purchase from the corporation shares of authorized but unissued stock, or shares of stock held as treasury shares, of any class, at such price and under such terms and conditions, as the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding shall from time to time, determine.

4.)           To enter into binding employment contracts with any or all of the executive employees of the corporation, under such circumstances, and under such terms and conditions, as the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding, shall, from time to time, determine.

F.)            In addition to the powers and authority herein or by statute expressly conferred upon them, the Board of Directors, but subject to the approval of the holder or holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding, may exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

G.)            Any director of the corporation may vote upon any contract or other transaction between the corporation and any parent or affiliated corporation, without regard to the fact that he is also a director of such parent or affiliated corporation.

H.)            Any contract, transaction or act of the corporation or of the Board of Directors or of any committee which shall be ratified by a majority of a quorum of the Class “A” Common Stockholders at any annual meeting or at any special meeting called for such purposes shall, except as otherwise specifically provided by law or by these Articles of Incorporation, be valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure of the Class “A” Common Stockholders to approve or ratify such contract, transaction or act when and if submitted shall not, of itself, be deemed in any way to render the same invalid nor deprive the directors of their right to proceed with such contract, transaction or act.

I.)              Any director absent from a meeting may be represented by any other director or stockholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director.

VI.

Subject to any contrary provision of the General Corporation Law, the books of the corporation may be kept at such place or places, within or without the State of Delaware, as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

VII.

To the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as amended from time to time or in any successor statute thereto, there shall be no liability of director(s) to the corporation or its shareholders for monetary damages for breach of fiduciary duty as director(s).

VIII.

The election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

IX.

These Articles may be altered or amended in any particular manner whatsoever, including, but not limited to, the increase or reduction of the capital stock of the corporation, by the vote of the holders of a majority of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding.

If an amendment would adversely affect the rights of the holders of shares of any other class or classes or series of stock and if by law such class or classes or series of stock so adversely affected by the amendment shall be entitled, as a requirement of law, to vote as a class or classes or series, then, and only in such instance, the vote of the holders of a majority of the shares of each such class or classes or series present or represented at the meeting shall be necessary for the adoption thereof by such class or classes or series, as the case may be.

X.

The corporation may be voluntarily dissolved on the vote of the holders of two-thirds of the total number of shares of Class “A” Common Stock of this corporation at the time then outstanding.

XI.

The name and address of the incorporator is Robert Meyer, 1300 Delaware Trust Building, P.O. Box 25130, Wilmington, Delaware 1989.

XII.

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address

Sydney J. Besthoff, III	902 Market Street, 13th Floor Wilmington, DE 19899

James J. LeBlanc	902 Market Street, 13th Floor Wilmington, DE 19899

Ronald J. Dyer	902 Market Street, 13th Floor Wilmington, DE 19899

XIII.

Consents in writing to corporate action may be signed by the stockholders having the proportion of the total voting power which would be required to authorize or constitute such action at a meeting of stockholders.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, do make this Certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware; and intending that this be an acknowledgement within the meaning of Section 103 of the General Corporation Law, have executed this document on this 28th day of October, 1992.

/s/ Robert Meyer
Robert Meyer, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/12/1992
923185190 - 2314239

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

K & B PHARMACIES, INCORPORATED

INTO

K & B DRUGS, INCORPORATED

(PURSUANT TO SECTION 253 OF THE
GENERAL CORPORATION LAW OF DELAWARE)

 K & B DRUGS, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware,

 DOES HEREBY CERTIFY:

 FIRST:          That this Corporation was incorporated on the 29th day of October, 1992, pursuant to the General Corporation Law of the State of Delaware.

 SECOND:     THAT K & B PHARMACIES, INCORPORATED was incorporated on the 30th day of September, 1992, under the laws of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of the State of Delaware.

 THIRD:         That this Corporation owns at least ninety percent (90%) of the outstanding shares of both the Class A voting common stock and the Class B non-voting common stock (the “Capital Stock”), without par value per share, of K & B PHARMACIES, INCORPORATED, which has no class of stock outstanding other than said classes of Capital Stock.

 FOURTH:     That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board, pursuant to Section 141(f) of the Delaware General Corporation Law on  November 11, 1992, determined to, and effective upon the filing of this Certificate of ownership and Merger with the Secretary of State of the State of Delaware does, merge into itself said K & B PHARMACIES, INCORPORATED on the conditions set forth in such resolutions:

 WHEREAS, this Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of both the Class A voting common stock and the Class B non-voting common stock, both classes of which are without par value per share (the “Capital Stock”), of K & B PHARMACIES, INCORPORATED, a Delaware corporation; and

 WHEREAS, said classes of the Capital Stock are the only issued and outstanding classes of stock of K & PHARMACIES, INCORPORATED; and

2

 WHEREAS, this Corporation desires to merge K & B PHARMACIES, INCORPORATED into itself pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

 NOW, THEREFORE, BE IT RESOLVED, that this Corporation does merge into itself said K & B PHARMACIES, INCORPORATED, and assume all of its liabilities and obligations; and

 RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each outstanding share of Class A and Class B Capital Stock held of record by stockholders other than this Corporation shall cease to be outstanding, and such stockholders of record shall be entitled to receive from this Corporation, as the surviving corporation in the merger, the sum of Three Hundred Dollars ($300.00) in cash for each Class A voting share and the sum of Three Hundred Dollars ($300.00) in cash for each Class B nonvoting share, upon surrender to this Corporation, which is hereby appointed paying agent for such purpose, of their certificates formerly representing ownership of Capital Stock, and each outstanding share of Capital Stock owned of record by the Corporation shall cease to be outstanding, without any payment being made in respect thereof; and

3

RESOLVED, that this Corporation, as the surviving corporation in the merger, shall notify each stockholder of record of K&B PHARMACIES, INCORPORATED within ten days after the effective date of the merger that the merger has become effective; and

 RESOLVED, that the President or any Vice President of this Corporation be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of K & 23 PHARMACIES, INCORPORATED into this Corporation, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may he in any way necessary or appropriate to effect said merger.

 FURTHER RESOLVED, that the officers of this Corporation be and hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

4

IN WITNESS WHEREOF, said K & B DRUGS, INCORPORATED has caused this Certificate to be signed by James J. LeBlanc, its President, and attested by Virginia F. Besthoff, its Secretary, this 11th day of  November, 1992.

K & B DRUGS, INCORPORATED

		BY:	/s/ [ILLEGIBLE]
President
ATTEST:

BY:	/s/ [ILLEGIBLE]
Secretary

5

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:17 PM 05/17/1993
931375482 - 2314239

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF
K & B DRUGS, INCORPORATED

The Certificate of Incorporation of K & B DRUGS, INCORPORATED, is hereby amended in the following respects:

1.	By striking the words “K & B DRUGS, INCORPORATED” from the caption of the instrument and substituting therefor the words “K & B, INCORPORATED”.

2.	By deleting Article I in its entirety and substituting therefor the following new Article I:

“The name of the corporation is K & B, Incorporated”.

I, THE UNDERSIGNED, being the President of the Corporation certify that the foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law; and intending this acknowledgment within the meaning of Section 103 of the General Corporation Law, I have executed this document on April 23, 1993.

/s/ James J. LeBlanc
James J. LeBlanc, President

Attest:

/s/ Virginia F. Besthoff
Virginia F. Besthoff, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/27/1993
933635086 - 2314239

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

K & B, INCORPORATED

The Board of Directors of K & B, Incorporated, a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), has resolved as follows:

RESOLVED, that the location of the registered office of the Corporation be 902 Market Street, 13th Floor, Wilmington, Delaware, 19801, and the registered agent of the Corporation thereat shall be the corporation itself, K & B, Incorporated.

RESOLVED, FURTHER, that the officers of the Corporation are authorized and directed to take such action as is necessary or advisable to implement the foregoing resolution.

K & B, Incorporated does hereby certify that the foregoing is a true copy of resolutions duly adopted by the Board of Directors by unanimous written action of the directors of the Corporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 20th day of December, 1993.

		By:	/s/ James J. LeBlanc
James J. LeBlanc, President

Attest:

By:	/s/ Virginia F. Besthoff
Virginia F. Besthoff, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/27/1997
971287259 - 2314239

CERTIFICATE OF MERGER

OF

GUMBO ACQUISITION CORPORATION

AND

K & B, INCORPORATED

It is hereby certified that:

1.             The constituent business corporations participating in the merger herein certified are:

(i)   Gumbo Acquisition Corporation, which is incorporated under the laws of the State of Delaware; and

(ii)   K & B, Incorporated, which is incorporated under the laws of the State of Delaware.

2.             An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

3.             The name of the surviving corporation in the merger herein certified is K & B, incorporated, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.             The Certificate of Incorporation of K & B, Incorporated, as now in force and effect, shall be the certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.             The executed Agreement of Merger between the aforesaid constituent corporations is on file at the office of the aforesaid surviving corporation, the address of which is as follows: K & B, Incorporated, K & B Plaza, Lee Circle, New Orleans, Louisiana 70130-3999.

Page 1 of 2 Pages

6.            A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of either of the aforesaid constituent corporations.

K & B, INCORPORATED

Dated: August 27, 1997	By:	/s/ Franklin C. Brown
Name: Franklin C. Brown
Title: EX. V. Pres

GUMBO ACQUISITION CORPORATION

Dated: August 27, 1997	By:	/s/ Franklin C. Brown
Name: Franklin C. Brown
Title: EX. V. Pres

Page 2 of 2 Pages

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 09/17/1997
971310642 - 2314239

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

K & B, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is K & B, Incorporated and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of K & B, Incorporated adopted the Following resolution on the 9th day of September, 1997.

Resolved, that the registered office of K & B, Incorporated in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, K & B, Incorporated has caused this  statement to be signed by Elliot S. Gerson, its SR. Vice President this 16th day of September, 1997.

K & B, Incorporated

By	/s/ Elliot S. Gerson

ELLIOT S. GERSON
SENIOR VICE-PRESIDENT

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 08/23/2001
010418301 - 2314239

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

K & B, INCORPORATED

K & B, Incorporated, a Delaware corporation (hereinafter called the “Corporation”). does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of K & B, Incorporated be amended by changing Section A of the Fourth Article thereof so that, said Section shall be and read as follows:

“IV (A). The total authorized number of common shares of this corporation is Three Thousand (3,000) shares, without nominal or par value, of two classes, consisting of One Thousand Five Hundred (1,500) shares of Class “A” Common Stock and One Thousand Five Hundred (1,500) shares of Class “B” Common Stock”

SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment to the Certificate of Incorporation was duly adopted is accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, K & B, Incorporated has caused this Certificate of Amendment to be duly executed in its corporate name this 23rd day of August, 2001.

K & B, INCORPORATED
a Delaware corporation

[SEAL]	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Vice President and Secretary

[ILLEGIBLE]

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 02/28/2006
FILED 08:00 AM 02/28/2006
SRV 060197998 - 2314239 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP
MERGING
VIRGINIA CORPORATION
INTO
K & B, INCORPORATED

(Pursuant to Section 253 of the General Corporation Law of Delaware)

K & B, Incorporated, a corporation incorporated on the 29th day of October, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of the Corporation to be Merged, whose dates of incorporation are set forth on Exhibit A attached hereto, pursuant to the provisions of the General Corporation Law of Delaware, and that this corporation, by resolution of its Board of Directors duly adopted at a meeting held on the 20th day of February 2006, determined to and did merge into itself the said Corporation to be Merged, which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of the Corporation to be Merged as set forth on Exhibit A attached hereto, which is the corporation organized and existing under the laws of Delaware, and

WHEREAS this corporation desires to merge into itself the said Corporation to be Merged and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Corporation to be Merged and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Corporation to be Merged and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said K & B, Incorporated has caused its corporate seal to be affixed and this certificate to be signed by Robert B. Sari, an authorized officer this 20th day of February, 2006.

K & B, INCORPORATED

By:	/s/ Robert B. Sari
Name:	Robert B. Sari
Title:	Vice President

(Corporate Seal)

EXHIBIT A

CORPORATION TO BE MERGED

Name of Corporation	Date of Incorporation

Virginia Corporation	August 5, 1991